EXHIBIT 32.1

CERTIFICATION PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the annual report on Form 10-K of Markham Woods Press Publishing Company, Inc. (the "Company") for the twelve month period ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 13, 2018	By:	/s/ Donna Rayburn
Donna Rayburn
President

Date: April 13, 2018	By:	/s/ Donna Rayburn
Donna Rayburn
Treasurer